EXHIBIT 4.1

        Form of Option Agreement under the Bridge Street Financial, Inc.
                             2003 Stock Option Plan

                          BRIDGE STREET FINANCIAL, INC.
                             2003 STOCK OPTION PLAN
                            STOCK OPTION CERTIFICATE


________________________________________________________________________________
Name of Optionee                                          Social Security Number


________________________________________________________________________________
                                 Street Address


________________________________________________________________________________
City                                  State                             ZIP Code

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Bridge Street Financial, Inc. 2003 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

============================================================================================================

  Option Grant                      (A)              (B)              (C)             (D)          (E)
============================================================================================================
              Grant Date:
------------------------------------------------------------------------------------------------------------
Class of Optioned Shares*         Common           Common           Common           Common       Common

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  No. of Optioned Shares*
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Exercise Price Per Share*
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Option Type (ISO or NQSO)
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     Vesting
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  Earliest Exercise Date*
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  Option Expiration Date*
============================================================================================================

* Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Bridge Street Financial, Inc. (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated July 29, 2003 for the Bridge Street Financial, Inc. 2003 Stock Option Plan.

BRIDGE STREET FINANCIAL, INC.                      OPTIONEE

By
   ____________________________________________    _____________________________
   Name:
   Title: Personnel and Compensation Committee

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Instructions: This page should be completed by or on behalf of the Personnel and
Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A

              BRIDGE STREET FINANCIAL, INC. 2003 STOCK OPTION PLAN
                            STOCK OPTION CERTIFICATE

                          General Terms and Conditions

      Section 1. Option Size and Type. The number of shares of Common Stock, par value $.01 per share ("Shares"), that have been optioned to you under the Bridge Street Financial, Inc. 2003 Stock Option Plan (the "Plan") is specified in this Stock Option Certificate. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

      Section 2. Exercise Price. The Exercise Price for your stock options is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Certificate. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

      Section 3. Vesting.

            (a) Earliest Exercise Date. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Certificate as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Certificate as Appendix A and by following the procedures outlined therein.

            (b) Forfeitures. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you. Your service with the Company will not be treated as having terminated for vesting purposes, if you continue as a director emeritus of the Company.

            (c) Accelerated Vesting. All of your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death, Disability or a Change of Control (as each is defined in the Plan) before your termination of service with the Company. In addition, to the extent authorized pursuant to a Plan provision that is approved by the Company's shareholders by the requisite affirmative vote at a meeting of shareholders held on or after January 3, 2004, if you terminate service with the Company due to your Retirement (as defined in the Plan), then any stock options not theretofore forfeited shall become immediately vested on the date of your Retirement. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date. You may designate a beneficiary to inherit your rights to any vested, unexercised stock options that are outstanding to you at your death using the Beneficiary Designation attached as Appendix B.

      Section 4. Option Expiration Date. To derive any benefit from your stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Certificate. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company as follows:

            (a) Options Granted to Eligible Employees. Your stock options will expire on the earliest of (i) the Option Expiration Date, (ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), Retirement (as defined in the Plan), or Termination for Cause (as defined in the Plan);
      (iii) one year after your termination of service due to death, Disability or Retirement; and (iv) the date and time of your Termination for Cause.

            (b) Options Granted to Outside Directors. Your stock options will expire on the earlier of (i) the Option Expiration Date and (ii) the date and time of your removal as a director for cause under the Company's By-laws.

To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its subsidiaries for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

      Section 5. Amendment. This Certificate may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Certificate between the Company and you.

      Section 6. Plan Provisions Control. This Certificate and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Certificate have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Certificate, you acknowledge receipt of a copy of the Plan and a copy of the related Prospectus dated July 29, 2003.

                     APPENDIX A TO STOCK OPTION CERTIFICATE
              BRIDGE STREET FINANCIAL, INC. 2003 STOCK OPTION PLAN

                       NOTICE OF EXERCISE OF STOCK OPTION

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Use this Notice to inform Bridge Street Financial, Inc. that you are exercising your right to purchase shares of common stock ("Shares") of Bridge Street Financial, Inc. pursuant to an option ("Option") granted under the Bridge Street Financial, Inc. 2003 Stock Option Plan ("Plan"). If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Stock Option Certificate entered into between Bridge Street Financial, Inc. and the Option Recipient ("Certificate"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Bridge Street Financial, Inc., 44 East Bridge Street, Oswego, New York, 13126, Attention: Corporate Secretary. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by Bridge Street Financial, Inc. but in no event more than three days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan.

OPTION INFORMATION  Identify below the Option that you are exercising by providing the following information from the Stock Option Certificate.

Name of Option Recipient:_______________________________________________________

                                                 Exercise Price
Option Grant Date: ________________,___________  per share:     $_________._____
                    (Month and Day)     (Year)

EXERCISE PRICE      Compute the Exercise Price below and select a method of
                    payment.

Total Exercise Price __________________ x  $________._______ = $________________
                      (No. of Shares)       (Exercise Price)    Total Exercise
                                                                Price

Method of Payment

      |_|   I enclose a certified check, money order, or
            bank draft payable to the order of Bridge Street
            Financial, Inc. in the amount of                    $_______________

      |_|*  I enclose Shares I have owned for at least six
            months duly endorsed for transfer to Bridge
            Street Financial, Inc. with all stamps attached
            and having a fair market value of                   $_______________

            Total Exercise Price                                $_______________

* Subject to Committee approval as an acceptable method of payment.

ISSUANCE OF CERTIFICATES

I hereby direct that the stock certificates representing the Shares purchased above be issued to the following person(s) in the amount specified below:

         Name and Address             Social Security No.        No. of Shares

__________________________________   ______-_____-________      ________________

__________________________________   ______-_____-________      ________________

__________________________________   ______-_____-________      ________________

__________________________________   ______-_____-________      ________________

WITHHOLDING ELECTIONS   For Employee Option Recipients with Non-Qualified Stock
                        Options only. Beneficiaries and Outside Directors should not complete.

I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request Bridge Street Financial, Inc. to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

      |_| With a certified or bank check that I will deliver to the Bridge Street Financial, Inc. on the day after the Effective Date of my Option exercise.

      |_| With the proceeds from a sale of Shares that would otherwise be distributed to me.

      |_| Retain shares that would otherwise be distributed to me and that have a value equal to the minimum amount required to be withheld by law.

I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

I understand that I must rely on, and consult with, my own tax and legal counsel (and not Bridge Street Financial, Inc.) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local I E taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

SIGN HERE


_______________________________________        _________________________________
              Signature                                       Date

                                Internal Use Only
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Received [check one]:     |_|  By Hand          |_|  By Mail Post Marked


                                                        Date of Post Mark

By
           Authorized Signature                           Date of Receipt

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

                     APPENDIX B TO STOCK OPTION CERTIFICATE
                          BRIDGE STREET FINANCIAL, INC.
                             2003 STOCK OPTION PLAN

                          Beneficiary Designation Form

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GENERAL
INFORMATION       Use this form to designate the Beneficiary(ies) who will
                  receive vested stock options outstanding to you at the time of your death.

Name of
Award Recipient ______________________ Social Security Number _____-_____-______


BENEFICIARY       Complete sections A and B. If no percentage shares are
DESIGNATION       specified, each Beneficiary in the same class (primary or
                  contingent) shall have an equal share. If any designated
                  Beneficiary predeceases you, the shares of each remaining
                  Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

         Name                    Address         Relationship  Birthdate  Share
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
                                                                      Total=100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

         Name                    Address         Relationship  Birthdate  Share
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
_____________________  ________________________  ____________  _________  _____%
                       ________________________
                                                                      Total=100%

I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Bridge Street Financial, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Stock Options.

SIGN HERE

_______________________________________          _______________________________
            Your Signature                                      Date

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--------------------------------Internal Use Only-------------------------------

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This Beneficiary Designation was received by the          Comments
Corporate Secretary of Bridge Street Financial,
Inc. on the date indicated.


By
      Authorized Signature             Date

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